DocuSign Envelope ID: A6CF8830·1AE6-499B-9E69-01854735E629 CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY -HAS BEEN EXCLUDED PURSUANT TO THE INSTRUCTIONS TO FORM 20- F AND SEC RULES AND REGULA TIO NS. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF DISCLOSED. FIRST AMENDMENT TO LEASE This FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of QC/obv- ll)_, 2021 (the "Effective Date") and is hereby entered into by and between JC/SMP WAL THAM OWNER, LLC ("Landlord"), a Delaware limited liabili� company, with an address of c/o Jumbo Capital Incorporated, 1900 Crown Colony Drive, 41 Floor, Quincy, Massachusetts 02169, and OLINK PROTEOMICS INC. ("Tenant"), a Delaware corporation, with an address of 65 Grove Street, Watertown, Massachusetts 02472, Attn: Bill Campbell, President and CEO. RECITALS WHEREAS, Landlord and Tenant are parties to that certain Lease dated April I, 2021 (the "Lease"), pursuant to which Landlord leases to Tenant approximately 2 I ,482 rentable square feet of space being comprised of (i) approximately 21,180 rentable square feet located on the second (2nd ) floor of the Building (as hereafter defined), and (ii) approximately 302 rentable square feet designated as the pH Room, as shown on the floor plan attached to the Lease as Exhibit B (the "Existing Premises"), which Existing Premises is located in the building located at 130 Turner Street, Building II, Waltham, Massachusetts 02453 (the "Building"); WHEREAS, Tenant desires to increase the size of the Existing Premises and lease additional space in Building Ill ("Building III") consisting of a total of approximately I 0,544 rentable square feet of space on the second (2nd ) floor of Building III (as shown on Exhibit A attached hereto, the "Expansion Premises"); WHEREAS, the Lease by its current terms is set to expire on December 31, 2028 (subject to all terms and conditions contained in Section 3.2 of the Lease) (the "Prior Termination Date"), and the parties desire to extend the Term of the Lease; and WHEREAS, Landlord and Tenant further agree to amend, modify and/or supplement other provisions of the Lease, all as set forth herein on the following terms and conditions. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree, as of the Effective Date, as follows: 1. Incorporation of Recitals. The recitals set forth above are true and correct, incorporated herein and made a part of this Amendment as if set forth herein in full. 2. Incorporation of Exhibits. The exhibits attached hereto are incorporated herein and made a part of this Amendment as if set forth herein in full. Exhibit